UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

LeMaitre Vascular, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33092	04-2825458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

(781) 221-2266

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LMAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On July 13, 2021, LeMaitre Vascular, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Stifel, Nicolaus & Company, Incorporated, as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 1,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”), to the Underwriters (the “Offering”). The Shares were sold at a public offering price of $54.50 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters the right, for 30 days, to purchase up to 150,000 additional shares of Common Stock.

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-238541).

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after July 13, 2021 without first obtaining the written consent of the Representatives on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement.

On July 16, 2021, the Offering closed and the Company completed the sale and issuance of an aggregate of 1,000,000 shares of Common Stock. The Company received net proceeds from the Offering of approximately $51.0 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Choate Hall & Stewart LLP relating to the Common Stock being issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 13, 2021, among LeMaitre Vascular, Inc. and Jefferies LLC and Stifel, Nicolaus & Company, Incorporated, as representatives for the underwriters named therein.
5.1	Opinion of Choate Hall & Stewart LLP.
23.1	Consent of Choate Hall & Stewart LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

July 16, 2021	By:	/s/ Joseph P. Pellegrino, Jr.
	Name:	Joseph P. Pellegrino, Jr.
	Title:	Chief Financial Officer and Secretary